EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Harsco Corporation Savings Plan
Camp Hill, PA

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-70710) of Harsco Corporation of our report dated June 27, 2016 relating to the financial statements and supplemental schedules of Harsco Corporation Savings Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/BDO USA, LLP
Harrisburg, Pennsylvania
June 27, 2016